EXHIBIT 10.5


                               AGREEMENT OF LEASE




                            COMMERCIAL LEASE SUMMARY

                               1331 F Street, N.W.
                             Washington, D.C. 20004



LANDLORD:                                          TENANT:
1331 F STREET, INC.                                WOODROAST SYSTEMS, INC.

ADDRESS FOR NOTICES:                               ADDRESS FOR NOTICES:

CB Commercial Real Estate Group
1001 Pennsylvania Avenue, N.W.
Suite 210 S
Washington, D.C.  20004
Attn: Brendan Owen

COPY OF NOTICES TO:

Ronald S. Shapiro, Esq.                            James W. Dierking, Esq.
Shapiro, Lifschitz and                             Winthrop & Weinstine
 Schram, P.C.                                      3000 Dain Bosworth Plaza
1101 Pennsylvania Avenue, N.W.                     60 South Sixth Street
Suite 1050                                         Minneapolis, Minnesota  55402
Washington, D.C.  20004

COMMENCEMENT DATE:  August 1, 1996.


INITIAL TERM: 10 years.


RENEWAL OPTION:  none.


PREMISES:  3,100 rentable square feet on third floor.


BASIC RENT:                $20.00 per square foot, plus 2% per year, with an
                           additional increase of $2.50 per square foot at the beginning of year 6, plus Tenant's Share of Taxes and Expenses.


USE OF PREMISES:                    Retail sale of tobacco and related products,
                                    and the operation of a sit-down restaurant and cigar bar with sale and on-premises consumption of alcoholic beverages.


                                TABLE OF CONTENTS


1.       DEFINITIONS

         1.1.     Definitions.

2.   DELIVERY OF POSSESSION; BUILD-OUT

         2.1.     Possession of Premises.
         2.2.     Acceptance of Premises.
         2.3.     Tenant's Build-out.
                  2.3.1.  Tenant's Allowance.
                  2.3.2.  Construction Plans.
                  2.3.3.  Construction Contract.
                  2.3.4.  Permits.
                  2.3.5.  Delay.

3.       RENT

         3.1.     Payment of Rent.
         3.2.     Basic Rent and Annual Adjustments.
         3.3.     Intentionally Omitted.
         3.4.     Additional Rent.
                  3.4.1.  Tenant's Escalation.
                  3.4.2.  Real Estate Taxes Defined.
                  3.4.3.  Operating Expenses Defined.
                  3.4.4.  Additional Rent Defined.
                  3.4.5.  Payment of Additional Rent.
                  3.4.6.  Payment of Estimated Additional Rent.
                  3.4.7.  Landlord's Contesting Real Estate Taxes.
         3.5.     Interest Rate on Delinquencies.
         3.6.     Intentionally Omitted.

4.       USE AND OPERATION OF BUILDING AND PREMISES.

         4.1.     Use.
         4.2.     Building Rules and Regulations.
         4.3.     Utilities.
         4.4.     Quiet Enjoyment.

5.       TRANSFER OF LANDLORD'S AND TENANT'S INTERESTS.

         5.1.     Assignment and Sublet.
         5.2.     Corporate Transfer.
         5.3.     Recapture of Premises.
         5.4.     Mortgage by Landlord.
         5.5.     Subordination.
         5.6.     Attornment.
         5.7.     Estoppel Certificate.
         5.8.     Sale by Landlord.
         5.9.     Landlord's Lien.
         5.10.    Assumption or Assignment of Lease
                   in the Event of Bankruptcy.

6.       UPKEEP AND ALTERATION OF PREMISES.

         6.1.     Upkeep of Premises.
         6.2.     Maintenance by Landlord.
         6.3.     Alterations by Tenant.
         6.4.     Alterations by Landlord.
         6.5.     Mechanics' and Other Liens.

7.       INSURANCE AND INDEMNITY.

         7.1.     Insurance by Landlord.
         7.2.     Insurance by Tenant.
                  7.2.1.  Tenant's Liability Insurance.
                  7.2.2.  Tenant's Property Insurance.
                  7.2.3.  Co-naming of Landlord.
         7.3.     Insurance Rating.
         7.4.     Indemnity.
         7.5.     Landlord's Liability.
         7.6.     Waiver of Subrogation.

8.       DAMAGE AND DESTRUCTION.

         8.1.     Damage Caused by Tenant.
         8.2.     Damage Not Caused by Tenant.
         8.3.     Delay Beyond Landlord's Control.

9.       CONDEMNATION.

         9.1.     Condemnation.

10.      SURRENDER OF PREMISES.

         10.1.  Surrender at Expiration.
         10.2.  Removal of Property.

11.      HOLDING OVER.

         11.1.  Holding Over.

12.      DEFAULT.

         12.1.  Defaults by Tenant.
                  12.1.1.  Failure to Pay Rent.
                  12.1.2.  Failure to Perform.
                  12.1.3.  Failure to Conduct Business.
                  12.1.4.  Trusteeship; Assignment; Attachment.
                  12.1.5.  Bankruptcy.
         12.2.  Remedies of Landlord.
                  12.2.1.  Cure.
                  12.2.2.  Repossession; Acceleration; Money Damages.
                  12.2.3.  Reletting.
                  12.2.4.  Waiver by Tenant of Notice to Quit.
                  12.2.5.  Waiver of Protective Order by Tenant.
                  12.2.6.  Suit.
                  12.2.7.  Interest on Unpaid Rent.
                  12.2.8.  Survival.
         12.3.  Default by Landlord.
         12.4.  Limitation of Landlord's Liability.
         12.5.  Non-waiver of Defaults.

13.      MISCELLANEOUS PROVISIONS.

         13.1.  Waiver.
         13.2.  Attorneys' Fees.
         13.3.  Designated Parties.
         13.4.  Successors.
         13.5.  Relationship of Parties.
         13.6.  Severability.
         13.7.  Gender.
         13.8.  Brokerage.
         13.9.  Corporate Authority.
         13.10.  Common Areas.
         13.11.  Notices.
         13.12.  Captions and Summary.
         13.13.  Survival.
         13.14.  Process.
         13.15.  Force Majeure.
         13.16.  Governing Law.
         13.17.  Counterparts.
         13.18.  Submission of Lease.
         13.19.  Entire Agreement.
         13.20.  Parking.
         13.21.  Waiver of Jury Trial.




EXHIBITS:

Exhibit A - Floor Plan
Exhibit B - Lease Commencement Certificate
Exhibit C - Rules and Regulations


                                      LEASE


         THIS AGREEMENT OF LEASE, made and entered into this 22nd day of July, 1996, by and between 1331 F STREET, INC., a District of Columbia corporation, hereinafter referred to as "Landlord" and WOODROAST SYSTEMS, INC., a Minnesota corporation, hereinafter referred to as "Tenant";

                               W I T N E S E T H:

         In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord hereby leases space to Tenant in the building located at 1331 F Street, N.W., Washington, D.C. 20004.

1.       DEFINITIONS

         1.1. Definitions. Landlord and Tenant hereby agree that the following definitions shall apply for all purposes of this Lease (as well as of all Exhibits which are attached hereto and made a part of this Lease):

                  (A) "Additional Rent" shall mean all sums of money due and owing by Tenant to Landlord in respect of this Lease, other than Basic Rent. Additional Rent includes, but is not limited to, Tenant's Share of Taxes and Expenses.

                  (B) "Agent" shall mean CB Commercial Real Estate Group, Inc., 1001 Pennsylvania Avenue, N.W., Suite 210 S, Washington, D.C. 20004, or any successor thereto designated by Landlord.

                  (C) "Basic Rent" shall mean the annual rental rate set forth in Section 3.2 hereof.

                  (D) "Building" shall mean collectively the real property and improvements located at 1331 F Street, N.W., Washington, D.C. 20004.

                  (E)      "Commencement Date" shall be August 1, 1996.

                  (F)      "Notices" shall be addressed as follows:

                  LANDLORD:                             TENANT:
                  ---------                             -------

         CB Commercial Real Estate Group                Woodroast Systems, Inc.
         1001 Pennsylvania Avenue, N.W.
         Suite 210 S
         Washington, D.C.  20004
         Attn: Brendan Owen


                  COPY OF NOTICES TO:

Ronald S. Shapiro, Esq.                     James W. Dierking, Esq.
Shapiro, Lifschitz and                      Winthrop & Weinstine
 Schram, P.C.                               3000 Dain Bosworth Plaza
1101 Pennsylvania Avenue, N.W.              60 South Sixth Street
Suite 1050                                  Minneapolis, Minnesota  55402
Washington, D.C.  20004

                  (G)      "Operating Expenses" shall have the meaning given in
                           Section 3.4.3 below.

                  (H) "Premises" shall mean the retail space on the first floor of the Building, as outlined on Exhibit A attached hereto and made a part hereof. For all purposes of this Lease, the parties agree that the Premises contains 3,100 square feet of rentable space, in accordance with the Landlord's standard method of measurement.

                  (I)      "Real Estate Taxes" shall have the meaning given in
                           Section 3.4.2 below.

                  (J) "Tenant's Share of Taxes and Expenses" means Tenant's pro-rata share (based on the ratio of rentable square feet within the Premises to rentable square feet within the Building) of Real Estate Taxes and Operating Expenses, as more particularly described in
                           Section 3.4.1 below.

                  (K) "Term" shall mean the period beginning on the Commencement Date and ending on July 31, 2006.

2.       DELIVERY OF POSSESSION; BUILD-OUT.

         2.1. Possession of Premises; Delayed Delivery. The Premises shall be delivered to Tenant by Landlord vacant but otherwise in its current "as-is" condition.

         2.2. Acceptance of Premises. Tenant's occupation of all or any portion of the Premises shall be conclusive that the Premises are in satisfactory condition and acceptable to Tenant subject to latent defects and to deficiencies listed by Tenant on the Lease Commencement Certificate in the form of Exhibit B attached hereto and made a part hereof. The Lease Commencement Certificate shall be executed and delivered by Tenant to Landlord within ten (10) days after possession of the Premises is delivered to Tenant.

         2.3. Tenant's Build-out.

                  2.3.1. Tenant's Obligation. Tenant acknowledges that all build-out and tenant improvements shall be performed, constructed and installed at Tenant's sole cost and expense. Tenant further acknowledges that Landlord has the right to approve all construction documents, contractors, and subcontractors.

                  2.3.2. Construction Plans. Promptly following the execution of this Lease, Tenant shall cause to be prepared a complete set of construction drawings for the Premises, including all mechanical, electrical and plumbing working drawings ("Construction Plans"), which plans shall conform to all requirements of applicable law, including, but not limited to, the District of Columbia Building Code and the Americans with Disabilities Act. Tenant shall deliver a complete set of Construction Plans to Landlord for approval no later than _________________, 1996. Landlord shall have ten (10) business days from the date it receives the Construction Plans to approve them or to indicate such changes as Landlord reasonably requires. If Landlord does not expressly approve the drawings or indicate any changes that Landlord requires by the end of the tenth business day, the Construction Plans will be deemed approved. If changes to the Construction Plans are required, Tenant will deliver the modified Construction Plans to Landlord as soon as they are available, and Landlord shall have five (5) business days to confirm that the required changes have been made and to approve the Construction Plans as modified. If Landlord does not expressly approve or disapprove of the changes by the end of the fifth business day, the drawings as modified shall be deemed approved. If Landlord requires changes to the modified Construction Plans and submits those changes within said five business day period, Tenant's architect will make such changes at Tenant's expense.

                  2.3.3. Construction Contract. Promptly following the date Landlord approves (or is deemed to have approved) the Construction Plans in accordance with Section 2.3.2, Tenant shall submit the Construction Plans to one or more contractors selected by Tenant and reasonably approved by Landlord, and Tenant shall enter into a contract for the construction of the leasehold improvements as soon as possible. Tenant shall promptly commence and diligently pursue the completion of the work described in the Construction Plans, and shall cause all such work to be completed in a good and workmanlike manner, in a lien-free condition, and in compliance with all applicable laws and regulations. Tenant agrees to reimburse Landlord (or pay third-party invoices) for reasonable out-of-pocket expenses incurred by Landlord in connection with the review of Tenant's Construction Plans and the coordination and supervision of Tenant's build-out, up to a maximum of $2,500.00.

                  2.3.4. Permits. Promptly following the date Landlord approves (or is deemed to have approved) the Construction Plans in accordance with
Section 2.3.2, Tenant shall apply for a construction permit from the District of Columbia and shall diligently pursue the issuance of said permit, at Tenant's sole cost and expense. Tenant shall obtain, at its sole cost and expense, all occupancy and building permits necessary for Tenant to lawfully occupy the Premises and to conduct its business therein as of the Commencement Date.

                  2.3.5. Delay. Landlord shall not be liable, and Tenant shall not be entitled to a rent abatement, for any delay in the completion of Tenant's leasehold improvements from any cause whatsoever, other than the interference by Landlord or Landlord's agents with the completion of construction or the installation of leasehold improvements.

3.       RENT

         3.1. Payment of Rent. All monies payable by Tenant to Landlord under this Lease shall be deemed to be rent and shall be payable and recoverable as rent in the manner herein provided and Landlord shall have all rights against Tenant for default in any such payment. Rent shall be paid in lawful money of the United States or by check drawn against lawful money of the United States and payable to Agent, in advance on the first (1st) day of each calendar month during the entire Term of this Lease, beginning on the Commencement Date, without demand, deduction, setoff or counterclaim, at Agent's offices as set forth above, directly to the Landlord, or to such other person or entity or to such other address as Landlord may designate in writing. Upon execution of this Lease, Tenant shall pay an amount equal to (i) one month's Basic Rent, plus (ii) Tenant's Share of Taxes and Expenses for one month (computed, for purposes of this sentence, at the rate of $11.50 per square foot per year), less (iii) one-twelfth of the credit in lieu of moving and build-out expenses described in
Section 3.2(A). Such payment shall be credited to the third month of the Term (i.e., the first month for which rent is due and payable, after giving effect to the credit described in Section 3.2(A) below). Tenant's obligation to pay all rent due under this Lease shall survive the expiration or earlier termination of this Lease. Should this Lease commence on a day other than the first day of the month or terminate on a day other than the last day of the month, the rent for such partial month shall be prorated based on a 365-day year.

         3.2.     Basic Rent.

         (A) Tenant agrees to pay to Landlord Basic Rent in the amount of Twenty Dollars ($20.00) per rentable square foot per year for the period August 1, 1996 through July 31, 1997. In lieu of a cash allowance for Tenant's build-out, Landlord hereby grants Tenant a credit in an amount equal to two months' Base Rent and two months of Tenant's Share of Taxes and Expenses, which shall be applied to the first two months of the Term.

         (B) On August 1 of 1997, 1998, 1999, and 2000, the Basic Rent for the ensuing twelve (12) month period shall be increased by two percent (2%) over the Basic Rent in effect immediately prior to such escalation.

         (C) On August 1, 2001, the Basic Rent shall be increased by $2.50 per square foot.

         (D) On August 1 of 2002, 2003, 2004, and 2005, the Basic Rent shall be increased by two percent (2%) over the Basic Rent in effect immediately prior to such escalation.

         3.3.     Real Estate Taxes and Operating Expenses.

                  3.3.1. Tenant's Share Defined. Throughout the Term of this Lease, Tenant shall pay Landlord, as Additional Rent, for each calendar year an amount equal to the product of (A) the number of rentable square feet in the Premises and (B) the amount (per rentable square foot in the Building) of "Real Estate Taxes" (hereinafter defined) and "Operating Expenses" (hereinafter defined) incurred by the Landlord in connection with the ownership and operation of the Building, without abatement, reduction or setoff. The amount of Real Estate Taxes and Operating Expenses per rentable square foot shall be determined by dividing the sum of Real Estate Taxes and Operating Expenses by the total number of rentable square feet within the Building. Tenant's liability for payment of the Additional Rent provided in this Section 3.3.1 shall survive the termination of this Lease, through passage of time or otherwise.

                  3.3.2. Operating Expenses Defined. The term "Operating Expenses" shall mean any and all expenses incurred by Landlord in connection with the operation, maintenance and repair of the Building during the Term of this Lease. By way of example but without limitation, Operating Expenses shall include any and all of the following charges not otherwise paid directly by Building tenants: electricity, natural gas, water and sewer services for the Common Areas; rubbish collection services; janitorial service attributable to the Common Areas; elevator maintenance and repair; casualty, loss of rent, liability and all other Building insurance; cleaning of windows and exterior curtain walls; snow removal service charges; Building management fees and costs; telephone; reasonable legal expenses incurred by Landlord with respect to a review and/or appeal of the Building's real estate tax assessment and with respect to other Building operation matters; accounting fees; and capital improvements that decrease Operating Expenses or are made to comply with government requirements enacted after the Commencement Date, amortized ratably over the life of the improvement with interest at the prime commercial rate in effect from time to time at Riggs National Bank of Washington, D.C., or any successor thereto on the unamortized amount; including any such additional services not provided to the Building at the Commencement Date but thereafter provided by Landlord in the prudent management of the Building. "Operating Expenses" shall not include any of the following: expenses for capital improvements or expenditures (as defined for Federal income tax purposes) made to the Building (other than the capital improvements identified above); expenses or allowances for painting, redecorating or other work which Landlord performs for or grants to any tenant (including Tenant) in the Building; interest, amortization or other payments of loans to Landlord whether secured or unsecured (other than relating to included capital improvements identified above); depreciation of the Building; ground rent; leasing commissions; advertising for vacant space; salaries for Landlord's executive personnel; any income, excess profits, or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Building; legal fees (except for legal fees expressly identified above); costs of enforcement of leases; any cost representing an amount paid for services or materials to a related person, firm or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then-existing market rates to an unrelated person, firm or corporation; or any expenses for which Landlord has received reimbursement. For any years in which the Building is less than ninety-five percent (95%) occupied during the entire period, the Operating Expenses for such year shall be adjusted as if the Building were ninety-five percent (95%) occupied.

                  3.3.3. Real Estate Taxes Defined. The term "Real Estate Taxes" shall mean all taxes, rates and assessments, general and special, levied or imposed with respect to the Building, including but not limited to those levied or imposed for school, public betterment, or general or local improvements. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on, or collected from, the Building and/or Landlord in substitution for the real estate based taxes presently levied or imposed on immovables in the District of Columbia, then any such new tax or levy shall be included within the term "Real Estate Taxes."

                  3.3.4. Additional Rent Defined. Any sums of money due and payable by Tenant to Landlord under this Lease, other than Basic Rent, shall be deemed "Additional Rent" and shall be payable in accordance with Section 3.3.5 hereof.

                  3.3.5. Payment of Additional Rent. Any Additional Rent due Landlord by Tenant under the provisions of this Section 3.3 shall be paid within ten (10) days after submission of a written statement by Landlord to Tenant showing the computation of the amount of such Additional Rent owed by Tenant, together with reasonable documentation supporting such computation. Landlord's failure to submit or delay in submitting to Tenant such written statement shall in no way limit, abate or affect Tenant's liability for Additional Rent under the provisions of this Section 3.3. Landlord shall make available records in reasonable detail supporting items of Operating Expenses and the Real Estate Taxes reflected on the written statement submitted by Landlord for a period of one hundred twenty (120) days after submission thereof, for examination during normal business hours upon reasonable notice by Tenant and its representatives; provided, however, that any such examination shall be made at Tenant's sole cost and expense and no such examination shall delay Tenant's payment of such Additional Rent or Basic Rent; provided, further, that if Tenant's examination discloses an error in Landlord's favor of more than three percent (3%), Landlord shall reimburse Tenant for the reasonable cost of Tenant's audit.

                  3.3.6. Payment of Estimated Additional Rent. Landlord may estimate in advance the Additional Rent due for the upcoming calendar year as a result of increases in the Real Estate Taxes and Operating Expenses and provide notice of said estimate to Tenant. Tenant will pay one-twelfth (1/12th) of said estimated sum during each month of said calendar year beginning on the first day of the first month of the upcoming calendar year. Within ninety (90) days of the close of said calendar year, Landlord shall submit a written statement to Tenant showing the computation of the actual amount of Additional Rent owed by Tenant for said calendar year. Any Additional Rent owed by Tenant shall be due within ten (10) days after receipt of Landlord's notice and any overpayment received from Tenant shall be credited to the next payment(s) of Basic Rent or Additional Rent due and owing. Landlord's failure to submit or delay in submitting to Tenant such written statement shall in no way limit, abate or affect Tenant's liability for Additional Rent under the provisions of this Section 3.3.4. Landlord shall make available records in reasonable detail supporting items of Operating Expenses and Real Estate Taxes reflected on the written statement submitted by Landlord for a period of one hundred twenty (120) days after submission thereof, for examination during normal business hours upon reasonable notice by Tenant and its representatives; provided, however, that any such examination shall be made at Tenant's sole cost and expense and no such examination shall delay any payment by Tenant of Basic Rent or Additional Rent; provided, further, that if Tenant's examination discloses an error in Landlord's favor of more than three percent (3%), Landlord shall reimburse Tenant for the reasonable cost of Tenant's audit.

                  3.3.7. Landlord's Contesting Real Estate Taxes. Landlord shall be under no obligation to contest, object to either the validity or the amount of the Real Estate Taxes or of any or all increases in Real Estate Taxes that may occur or be assessed during the Term of this Lease. In the event that Landlord shall elect to contest either the validity or the amount of the Real Estate Taxes, Landlord shall do so at its sole discretion and the expenses incurred with respect to such contest shall be deemed to be a Operating Expense. If as a result of such contest Landlord shall receive a refund of Real Estate Taxes, then for all purposes of this Lease the amount of Real Estate Taxes for the applicable calendar year shall be deemed to be the amount of Real Estate Taxes originally assessed less the amount of the refund obtained by Landlord and any equitable adjustments to prior payments of Additional Rent necessitated by such refund shall be promptly made. Tenant shall have no right to contest the amount of Real Estate Taxes.

         3.4. Interest Rate on Delinquencies. If Tenant shall fail to pay any Basic Rent, Additional Rent or other charges when due or within five (5) days thereafter, such unpaid amounts shall bear interest at the rate of 12% per annum or the highest lawful rate under applicable law (whichever is lower) from the due date until paid. Tenant shall at the time the late payment is made pay such interest plus a penalty equal to 5% of the amount of any delinquent payment.

4.       USE AND OPERATION OF BUILDING AND PREMISES.

         4.1. Use. The Premises shall be used exclusively for the retail sale of tobacco and related products, and the operation of a sit-down restaurant and cigar bar with sale and on-premises consumption of alcoholic beverages. Tenant agrees that no odors, smoke, fumes or noises shall be allowed to emanate from the Premises in a manner that annoys or interferes with the conduct of business by other tenants, occupants or invitees in the Building, and that any such condition shall be promptly remedied at Tenant's sole cost and expense. Tenant shall, at Tenant's expense, comply with all laws, rules, regulations, requirements, and ordinances enacted or imposed by any governmental unit having jurisdiction over the Building, the Premises, the Landlord or the Tenant. Tenant shall pay all franchise taxes, business taxes or other similar taxes which may be levied or imposed upon Tenant's property and the business carried on within the Premises and also all other taxes which are or may be payable by Tenant as tenant and occupant thereof. If by law, regulations or otherwise, business taxes or other similar taxes are made payable by landlords or proprietors, or if the mode of collecting such taxes be so altered as to make Landlord liable therefor instead of Tenant, Tenant shall, within ten (10) days after demand by Landlord, advance to Landlord the amount of such taxes as may be due.

         4.2. Building Rules and Regulations. Tenant shall obey all Building rules and regulations imposed by Landlord and set forth in Exhibit C attached hereto and made a part hereof. Landlord shall have the right to make changes or additions to such rules and regulations provided such changes or additions do not unreasonably affect Tenant's use of the Premises. Landlord shall not be liable for failure of any tenant to obey such rules and regulations. Failure by Landlord to enforce any current or subsequent rules or regulations against any tenant of the Building (including Tenant) shall not constitute a waiver of such rules and regulations.

         4.3. Utilities. Landlord and Tenant acknowledge that the cost of all electricity that serves only the Premises (including electricity to operate the fans and compressors for the HVAC system for the Premises) will be separately metered and will not be included within the definition of "Operating Expenses." Tenant will pay all electric bills attributable to the Premises directly to the public utility. The cost of providing electricity and other utilities to the Common Areas will be included in the definition of "Operating Expenses," and Tenant will pay its pro-rata share thereof in accordance with 3.3.1. Landlord shall at all times have free access to all mechanical installations of the Building and Premises including, but not limited to, air conditioning equipment and rents, fans, ventilating and machine rooms and electrical closets. Tenant shall not install any special equipment or machinery of any kind or nature which will or may necessitate any changes, replacements or additions to, or require the use of, the water system, plumbing system, heating system, air conditioning system, or the electrical system of the Building without the prior written consent of Landlord, which consent may be denied or conditioned in Landlord's sole discretion.

         4.4. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, subject to Tenant's paying the Basic Rent and Additional Rent for the Premises and faithfully observing and performing each and every term, covenant and condition which, under the terms of this Lease, Tenant is to observe and perform, Tenant shall peaceably and quietly enjoy the Premises. Notwithstanding any provisions of this Section 4.4 or of this Lease to the contrary, Landlord shall, without limitation, have the following rights:

                  (A) To transmit utilities, etc., through the Premises in pipes, wires, ducts, conduits or other forms of transmission at all times at Landlord's discretion; provided, however, that Landlord shall not exercise this right in such a way as to interfere unreasonably with Tenant's use of the Premises.

                  (B) To enter the Premises, at any time during reasonable business hours and after reasonable notice to Tenant, either to view the Premises (including to show the Premises to prospective tenants, purchasers or lenders), to repair the Premises or the Building, or to introduce, replace, repair, alter or make new or change existing fixtures, equipment, pipes, wires, ducts, conduits, or other construction therein or to remove, remedy or cure, without being held responsible therefor, any alterations in the Premises made by Tenant without Landlord's consent in violation of Section 6.3; provided, however, that Landlord shall not exercise this right in such a way as to interfere unreasonably with Tenant's use of the Premises. If Tenant shall vacate the Premises during the last three (3) months of the Term of this Lease, Landlord shall have the unrestricted right to enter the same after Tenant's moving to commence preparations for the succeeding tenant or for any other purpose whatsoever, without affecting Tenant's obligation to pay rent for the full Term of this Lease.

5.       TRANSFER OF LANDLORD'S AND TENANT'S INTERESTS.

         5.1. Assignment and Sublet. Tenant covenants not to assign this Lease or to sublet the Premises or any portion thereof without the prior written consent of Landlord. Tenant acknowledges and agrees that Landlord's consent to an assignment or subletting may be withheld or conditioned in the sole but reasonable discretion of the Landlord. In any event, no such assignment or subletting nor the consent of Landlord thereto shall release, discharge or affect the liability of Tenant, as provided in this Lease, for the full Term hereof. The consent of Landlord to any such assignment or subletting shall not constitute a waiver of this Section 5.1, and shall not be deemed to permit any further assignment or subletting or use by another. In the event of a permitted sublease of any portion of the Premises which results in the rent received by Tenant exceeding the rent payable by Tenant hereunder, Tenant agrees to pay Landlord one-half (1/2) of the amount by which the rent received by Tenant exceeds the rent payable by Tenant, in addition to any Basic Rent or Additional Rent due hereunder. In the event of a permitted assignment, Tenant agrees to pay Landlord one-half (1/2) of any amounts received by Tenant in consideration of such assignment, net of any expenses incurred by Tenant in procuring such assignment.

         5.2. Corporate Transfer. Any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of or power to vote the majority of Tenant's outstanding voting stock, shall constitute an assignment within the meaning of Section 5.1 hereof and require Landlord's prior written consent in accordance with Section 5.1.

         5.3. Recapture of Premises. Tenant's request for Landlord's consent to assign this Lease or sublet all or any part of the Premises shall constitute an offer to Landlord to recapture all or such part of the Premises which Tenant proposes to assign or sublet, at the then rental rate under the Lease or the rental Tenant proposes to obtain, whichever is lower. Landlord shall have the option to accept the offer to recapture, to be exercised within ten (10) days following receipt. If accepted, Tenant shall execute an assignment of the Lease or a sublease to Landlord in a form acceptable to Landlord, with Landlord having the right to sublease to others, including Tenant's proposed sublessee. If Landlord exercises its option to recapture all or such part of the Premises, Tenant shall be released from further liability under this Lease for such portion of the Premises as of the effective date of the assignment or sublease. Landlord's failure to accept such offer to recapture shall not be construed as Landlord's consent to the proposed assignment or sublease.

         5.4. Mortgage by Landlord. Landlord shall have the right to transfer, assign, mortgage or convey in whole or in part the Building and any and all of its rights under its Lease, and nothing herein shall be construed as a restriction upon Landlord's so doing.

         5.5. Subordination. This Lease is and shall be subject and subordinate in all respects to any and all mortgages, deeds of trust and ground leases now or hereafter placed on the Building or the land upon which the Building is situated, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be necessary; provided, however, Tenant shall within ten (10) days' of receipt of notice from Landlord, execute, acknowledge and deliver to Landlord in recordable form any written statement confirming such subordination required by Landlord or any mortgagee.

         5.6. Attornment. If the interest of Landlord is transferred to any person or entity by reason of foreclosure or other proceedings for enforcement of any mortgage, deed of trust or security interest or by delivery of a deed in lieu of foreclosure or other proceedings, or by reason of sale, assignment or other transfer of Landlord's interest in the Building, Tenant shall immediately attorn to such person or entity, and no formality or documentation shall be necessary for Tenant to be obligated so to attorn. In event of such transfer, this Lease and Tenant's rights hereunder shall continue undisturbed so long as Tenant is not in default hereunder. Notwithstanding Section 5.5, Tenant shall, at Landlord's option and request, execute an agreement providing for superiority of the Lease. Tenant agrees that the termination of any ground lease shall not result in termination of this Lease.

         5.7. Estoppel Certificate. Tenant agrees, at any time and from time to time, within ten (10) days of receipt of notice from Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing certifying (i) that this Lease is unmodified and in full force and effect or, if there have been modifications, specifying the same; (ii) that Tenant has accepted possession of the Premises, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant or, if not, describing such incomplete improvements; (iii) the date to which rent under this Lease has been paid in advance of its due date; (iv) the address to which notices to Tenant should be sent; (v) that Tenant, as of the date of any such certification, has no known charge, lien or claim of setoff under this Lease, or otherwise, against rents or other charges due or to become due hereunder or specifying such claims; (vi) whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge; and (vii) any other statement as Landlord may reasonably request. Any such statement delivered pursuant to Landlord's request may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord's interest therein, or any prospective assignee of any such mortgagee. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact (and Tenant acknowledges that such appointment is a power coupled with an interest) to execute any such statement for or on behalf of Tenant.

         5.8. Sale by Landlord. In the event Landlord transfers its interest in the Building, Landlord shall thereby be released from any further obligation hereunder accruing after the date of such transfer, and Tenant agrees to look solely to the successor in interest of the Landlord for the performance of such obligations.

         5.9. Landlord's Lien. In addition to, and not in derogation of, any other rights or remedies accorded Landlord hereunder or by law in the District of Columbia, Landlord shall have a lien for the payment of the Basic Rent and Additional Rent upon all of the goods, wares, chattels, fixtures, furniture and other tangible personal property of Tenant which may be in or upon the Premises. Tenant hereby specifically waives any and all exemptions allowed by law, and such lien may be enforced on the nonpayment of any sum of Basic Rent or Additional Rent by the taking and selling of Tenant's property in the same manner as in the case of a default on chattel mortgages. Such sale shall be made upon not less than ten (10) days' prior notice served upon Tenant by posting such notice upon the Premises, and such lien may be enforced in any other lawful manner at the option of Landlord. This Lease shall, for purposes of this paragraph, constitute a security agreement and Tenant shall execute any U.C.C. financing statement requested by Landlord and take such other reasonable actions as Landlord deems necessary to perfect this lien.

         5.10. Assumption or Assignment of Lease in the Event of Bankruptcy. In the event that a petition in bankruptcy, insolvency, or for reorganization is filed by or against Tenant pursuant to any federal, state, or local statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after such filing), or that Tenant makes or consents to a general assignment for the benefit of creditors then, if Landlord's rights to terminate the Lease or recover damages are stayed or limited by the provisions of the applicable bankruptcy law, the Trustee or Debtor in possession in bankruptcy shall not have the right to assume or assign this Lease unless he cures all defaults, compensates Landlord for damages resulting from such defaults, and provides "adequate assurance of future performance" as hereinafter defined. "Adequate assurance of future performance" is hereby defined to include payment of Basic Rent and Tenant's Share of Taxes and Expenses for a period of three months as an additional security deposit, and agreement that Tenant's business shall be conducted in a first-class manner and that the use of the Premises will remain unchanged.

6.       UPKEEP AND ALTERATION OF PREMISES.

         6.1. Upkeep of Premises. During the Term of this Lease, Tenant covenants and agrees to keep the Premises and the fixtures therein in good order and condition, reasonable wear and tear excepted. If, within ten (10) days following any occurrence, Tenant fails to commence to repair any damage to, or replace any damaged elements of, the Premises or Building caused by Tenant, its agents, employees or invitees, or if Tenant fails to proceed diligently to complete such repair or such replacement, Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all costs incurred in connection therewith plus interest thereon at the rate of 12% per annum or the highest lawful rate under applicable law (whichever is lower) from the due date until paid. Tenant shall promptly notify Landlord of any defective condition in any plumbing or heating system or any electrical lines located in, servicing, or passing through the Premises.

         6.2. Maintenance by Landlord. Landlord shall maintain all public or common areas located in the Building in good order and condition, including the roof and structural elements of the Building.

         6.3. Alterations by Tenant. Tenant shall make no changes, additions, alterations or improvements to the Premises without the prior written consent of Landlord and subject to all rules, requirements and conditions (including posting adequate security) imposed by Landlord at the time such consent is given. If any such alterations or additions are made without such consent, Landlord may correct or remove them and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work. Notwithstanding the foregoing, Tenant may make non-structural changes, additions, alterations or improvements to the Premises without the Landlord's consent, to the extent the cost of such changes, additions, alterations and improvements does not exceed $10,000 per calendar year. Tenant shall carry and cause its contractors to carry such workers' compensation, liability and other insurance as Landlord may reasonably require. On completion of the work, Tenant shall obtain and deliver to Landlord waivers of mechanics' and materialmen's liens upon the Building and Premises for all work, labor and services performed and materials furnished. Tenant shall schedule any work so as not to interfere with work performed by Landlord or to conflict with any labor relations or other contract to which Landlord or its contractors may be a party. During performance of its work, Tenant shall promptly remove at its expense all waste materials related to such work.

         6.4. Alterations by Landlord. Landlord may make such repairs, changes or additions to the structure, systems, facilities and equipment in the Premises which it considers necessary to serve the Premises or the Building. Landlord may also make changes, alterations or additions to any part of the Building not forming part of the Premises and change the location of public areas of the Building. In exercising its rights under this Section 6.4, Landlord shall not unreasonably interfere with Tenant's business operations in the Premises.

         6.5. Mechanics' and Other Liens. If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; if Landlord does so, then upon demand Tenant shall pay to Landlord, as Additional Rent, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of twelve percent (12%) per annum or the highest lawful rate under applicable law (whichever is lower) until all such costs, expenses, and interest are paid.

7.       INSURANCE AND INDEMNITY.

         7.1. Insurance by Landlord. Landlord shall maintain insurance for those perils and in amounts (a) which would be considered prudent for similar property situated in the general area of the Building or (b) which is required by any mortgagee or creditor of Landlord. Cost of all insurance maintained by Landlord shall be considered as a part of the Operating Expenses for the Building in accordance with Section 3.4.

         7.2.     Insurance by Tenant.

                  7.2.1. Tenant's Liability Insurance. Tenant shall at all times during the Term hereof and at its sole cost and expense, for the mutual benefit of Landlord and Tenant, purchase and maintain with an insurance company licensed to do business in the District of Columbia and satisfactory at all times to Landlord, comprehensive general liability insurance coverage in an adequate amount, as determined by Landlord's insurance broker or advisor, but not less than Two Million Dollars ($2,000,000.00) combined single-limit coverage for personal injury, death and property damage. The comprehensive general liability policy shall also include contractual coverage of Tenant's obligations under
Section 7.4 below. In no event shall the limits of such policy be considered as limiting the liability of Tenant under this Lease.

                  7.2.2. Tenant's Property Insurance. Tenant shall at its own expense maintain in full force and effect on all of its inventory, furnishings, fixtures and equipment in the Premises a policy of fire and extended coverage insurance with vandalism and malicious mischief endorsements for at least eighty percent (80%) of their insurable cash value. Landlord will not carry insurance on Tenant's possessions, or on any leasehold improvements made by Tenant. Tenant hereby assigns to Landlord its interest in any insurance proceeds covering leasehold improvements to the extent proportionately that Landlord originally paid for such improvements. Landlord shall make such proceeds available for restoration of the Premises pursuant to plans and specifications approved by Landlord.

                  7.2.3. Co-naming of Landlord. The insurance policies for the insurance required in Section 7.2.1 and 7.2.2 above shall name Landlord as an additional insured and loss payee and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish to Landlord prior to the Commencement Date certificates of insurance evidencing all required coverage; receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant. Should Tenant fail to carry such insurance or to furnish Landlord with such certificates of insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as further rent plus interest thereon at the rate of 12% per annum or the highest lawful rate under applicable law (whichever is lower) from the due date until paid.

         7.3. Insurance Rating. Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises, which will, in any way, increase the premium rate of fire insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to activity or equipment in or about the Premises, Tenant shall be liable for such increase and shall reimburse Landlord therefor.

         7.4. Indemnity. Tenant covenants and agrees that it will protect, save and keep Landlord harmless and indemnified against any penalty or damage or charge resulting from any violation by Tenant, its officers, employees, agents, subtenants, licensees or concessionaires, of any federal, state, District of Columbia, municipal, or other law or ordinance. Tenant further covenants and agrees to save and keep Landlord harmless and indemnified from all loss, damage, liability or expense incurred, suffered, or claimed by any person whomsoever that occurs, in or about the Premises or arises out of Tenant's use or occupancy of the Premises and is not caused by the negligence or intentional wrongdoing of Landlord, its employees, agents, or servants; and to be answerable for all nuisances caused or suffered by Tenant on the Premises, or caused by Tenant in the Building, or on the approaches thereto.

         7.5. Landlord's Liability. Landlord shall not be liable to Tenant, its employees, agents, contractors or other invitees ("Invitees") for any damage, compensation or claim arising from any of the following causes: the disrepair of the Premises or the Building; the interruption in use thereof; accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person) of elevators or heating, cooling, electrical or plumbing equipment; or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from any other cause whatsoever, or for any personal injury arising from the use, occupancy and condition of the Premises, unless any of the foregoing is caused by the negligence of Landlord or its agents, or a willful act or failure to act on the part of the Landlord or its agents. Tenant shall not be entitled to any abatement or diminution of rent as a result of any of the foregoing occurrences, nor shall the same release Tenant from its obligations hereunder or constitute an eviction. Any goods, property or personal effects of Tenant, or Invitees, stored or placed in or about the Premises or Building shall be at the risk of such Tenant or Invitees, and Landlord shall not in any manner be held responsible therefor. Tenant acknowledges that Landlord will not be obligated to carry insurance on Tenant's furniture, furnishings, fixtures, equipment and/or improvements in or to the Premises. It is expressly understood and agreed that Tenant shall look to its property damage or business interruption insurance policy, and not to Landlord or its agents or employees, for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences.

         7.6. Waiver of Subrogation. Landlord and Tenant hereby waive, to the extent of net proceeds collected under insurance policies, any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, its respective property, or the Building.

8.       DAMAGE AND DESTRUCTION.

         8.1. Damage Caused by Tenant. In the event of damage to the Premises or the Building by fire or other causes resulting from fault or negligence of Tenant or Invitees, such damage shall be promptly reported to Landlord and shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord. There shall be no abatement of rent during the period of repair.

         8.2. Damage Not Caused by Tenant. In the event the Building or the Premises shall be destroyed or rendered untenantable, either in whole or in part, by fire or other casualty not resulting from fault or negligence of Tenant or Invitees, Landlord may, at its option, restore the Building or Premises to as near their previous condition as is reasonably possible, and in the meantime the rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof. If Landlord elects to restore the Building or Premises, Landlord shall commence such restoration within sixty (60) days after adjustment of all its insurance claims, and thereafter proceed diligently to complete such restoration. In the event that Landlord, within sixty (60) days after the occurrence of any such casualty, shall notify Tenant of its election not to restore, this Lease shall thereupon terminate and Tenant shall vacate the Premises within thirty (30) days. Such restoration by Landlord shall not include replacement of furniture, equipment or Tenant's leasehold improvements. Restoration of the Premises required beyond Landlord's obligation shall be performed by Tenant at no cost to Landlord. Notwithstanding the foregoing, if restoration is not completed within 180 days following the casualty, Tenant may, at its option, terminate this Lease by written notice to Landlord.

         8.3. Delay Beyond Landlord's Control. Landlord shall not be subject to any penalty for delay in commencing or completing repairs caused by adjustment of insurance claims, governmental requirements or any cause beyond Landlord's reasonable control.

9.       CONDEMNATION.

         9.1. Condemnation. If the Building or Premises shall be condemned or otherwise taken for any public purpose to such an extent as to render either or both untenantable in whole, or to such a degree that in Tenant's reasonable business judgment, Tenant cannot reasonably continue its business operations in the Premises, either Landlord or Tenant shall have the option to terminate this Lease effective as of the date of such taking. If such taking does not render the Building or the Premises untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not taken to the extent possible to the condition existing prior to the taking. If, as a result of such restoration, the area of the Premises is reduced, Tenant's rent shall be reduced proportionately. All proceeds from any taking shall be paid to Landlord, except that Tenant may make a claim for its costs of relocation and for the unamortized value of leasehold improvements paid for by Tenant, to the extent that such claim does not reduce sums payable to Landlord. Except as set forth in the preceding sentence, Tenant waives all claims against such proceeds. A voluntary sale or conveyance in lieu of, but under the threat of, condemnation shall be considered a taking for a public purpose.

10.      SURRENDER OF PREMISES.

         10.1. Surrender at Expiration. Upon expiration or other termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord in substantially the condition in which Tenant is required to maintain the Premises except for reasonable wear and tear.

         10.2. Removal of Property. All changes and decorations, other than unattached movable furniture, furnishings or equipment installed in the Premises at the expense of Tenant, shall become a part of the Premises at the time of their installation and shall remain upon and be surrendered with the Premises as a part thereof. Any unattached movable furniture, furnishings or equipment not removed by the Tenant prior to the expiration or termination of this Lease shall become, at Landlord's option, the property of the Landlord and shall be surrendered with the Premises as a part thereof. Upon expiration or other termination of this Lease, Tenant (i) shall remove only such changes, decorations, and leasehold improvements as Landlord requests in writing; (ii) notwithstanding Section 10.2(i), shall remove any and all telephone and computer cables and any security system; (iii) shall, except for those changes, decorations, and leasehold improvements not required to be removed, restore the Premises to the same condition existing upon the Commencement Date, reasonable wear and tear excepted; and (iv) shall surrender to Agent all keys for the Premises and shall inform Agent of all combinations on locks, safes, and vaults, if any, in the Premises.

11.      HOLDING OVER.

         11.1. Holding Over. If Tenant should fail to vacate the Premises upon expiration or termination of this Lease, with Landlord's approval Tenant shall become a month-to-month Tenant, subject to all laws of the District of Columbia applicable to such tenancy and to the terms and conditions of this Lease, so far as applicable. The monthly rent to be paid Landlord by Tenant during such continued occupancy shall be an amount equal to one and one-half (1 1/2) times the rent (which shall include Basic Rent and Additional Rent) being paid for the month the Lease expires or is terminated. Notwithstanding the foregoing, if Tenant remains in occupancy without the consent of Landlord, after expiration or termination of this Lease, no receipt of money by Landlord from Tenant shall reinstate or extend this Lease or affect any prior notice given by Landlord to Tenant. Landlord shall have the right to accept any payments by Tenant as use and occupancy payments, but not as rent, without being deemed to have consented to such holdover. Such use and occupancy payments shall be equal to the amount of rent that would have been collected by Landlord pursuant to this Section 11 had Landlord approved Tenant's holding over as a month-to-month Tenant, and shall be credited against rent accruing for such period. Moreover, if Tenant fails to surrender the Premises upon expiration or termination of this Lease, despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability including, without limitation, any loss of rent or any claim made by any succeeding tenant or prospective tenant founded on or resulting from such failure to surrender. In the event of holding over, Landlord may at any time prior to acceptance of rent and without waiving its right to use and occupancy payments, reenter the Premises by any applicable legal process or otherwise in accordance with the provisions of this Lease.

12.      DEFAULT.

         12.1. Defaults by Tenant. The occurrence of any one or more of the following events shall be a default under and breach by Tenant of this Lease:

                  12.1.1. Failure to Pay Rent. Tenant shall fail to pay any monthly installment of Basic Rent, Additional Rent or any other amounts otherwise due Landlord from Tenant when the same shall become due and payable.

                  12.1.2. Failure to Perform. Tenant shall fail to perform or observe any other term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same and completes the required action within a reasonable time.

                  12.1.3. Failure to Conduct Business. Tenant shall fail to conduct business in the Premises for a period of seven (7) consecutive days, unless such failure is due to the untenantability of the Premises.

                  12.1.4. Trusteeship; Assignment; Attachment. A trustee or receiver shall be appointed (i) to take possession of substantially all of Tenant's assets in, on, or about the Premises or (ii) to assume Tenant's interest in this Lease (and, if such appointment is not voluntary by Tenant, if Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes a general assignment for the benefit of creditors; or substantially all of Tenant's assets in, on, or about the Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

                  12.1.5. Bankruptcy. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal, state, or local statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after such filing).

         12.2. Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 12.1, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

                  12.2.1. Cure. Landlord may seek judicial relief, and/or reenter the Premises to cure any default of Tenant, in which event Tenant shall reimburse Landlord for any costs and expenses, including reasonable attorneys' fees, which Landlord may incur with respect to such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of any action by Landlord in reentering the Premises, regardless of whether such loss or damage is caused by Landlord's negligence or otherwise. Any payments made by Landlord on account of Tenant pursuant to this Section 12.2.1 shall bear interest as specified in Section 3.5.

                  12.2.2. Repossession; Acceleration; Money Damages. Landlord may, with or without terminating this Lease, reenter the Premises and dispossess Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent, whereby neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord. Notwithstanding a termination of this Lease, Landlord may to the extent permitted by law declare all rent which would have been due under this Lease for the balance of the Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination, offset by the fair rental value thereof, as adjusted for a reasonable period of vacancy and the cost of reletting and preparing the Premises.

                  12.2.3. Reletting. Landlord may, with or without terminating this Lease, reenter the Premises as provided in Section 12.2.2 and relet all or any part of the Premises, for any term, for any rent, and on any terms and conditions, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, for the period which would otherwise have constituted the balance of the Term of this Lease, together with all of Landlord's reasonable costs and expenses for preparing the Premises for reletting, including without limitation all repairs, tenant finish improvements, and brokers' and attorneys' fees that Landlord, in its sole discretion, may incur, and all loss or damage which Landlord may sustain by reason of such reentry and reletting. Landlord may recover such liquidated damages at the time of such reletting or by successive actions (without prejudice to further actions) as such damages become determinable. Landlord shall use reasonable efforts to mitigate its damages by reletting the Premises; provided, however, that this obligation shall not require Landlord to relet the Premises on the same terms and conditions as set forth herein. Landlord shall in no event be liable in any way for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

                  12.2.4. Waiver by Tenant of Notice to Quit. To the extent permitted by law, Tenant waives any notice to quit or other provision of applicable law requiring notice or delay in an action to evict or dispossess Tenant, and all rights of redemption under any laws in the event Tenant is evicted or dispossessed for any cause.

                  12.2.5. Waiver of Protective Order by Tenant. To the extent permitted by law in the event Landlord brings an action to evict or dispossess Tenant, Tenant waives any right it may have to seek, obtain or receive a protective order and agrees to pay any amount due for rent or use and occupancy directly to Landlord or Landlord's representative, as appropriate.

                  12.2.6. Suit. Landlord may sue for injunctive relief or to recover damages for any loss resulting from breach of this Lease.

                  12.2.7. Interest on Unpaid Rent. Interest on unpaid rent shall be charged as specified in Section 3.5.

                  12.2.8. Survival. It is expressly understood and agreed by Landlord and Tenant that the liabilities and remedies specified in this Section
12.2 shall survive the termination of this Lease.

         12.3. Default by Landlord. It shall be a default under and breach of this Lease by Landlord if Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same and completes the required action within a reasonable time. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder; provided, however, that Tenant shall be entitled to terminate this Lease if Landlord breaches its covenant of quiet enjoyment set forth in Section 4.4 hereof, and such breach is not cured within the time periods set forth in this Section 12.3. Tenant shall deliver a copy of any written notice of default to any mortgagee of Landlord of which Tenant has received notice.

         12.4. Limitation of Landlord's Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease as provided in Section 12.3 and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment. Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be liable for any deficiency.

         12.5. Non-waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this article shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default or breach of the Lease shall be deemed to be a waiver of any other default or breach. The receipt by Landlord of less than the full rent then due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right (i) to recover the balance of the rent due or (ii) to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

13.      MISCELLANEOUS PROVISIONS.

         13.1. Waiver. The failure of Landlord to insist upon strict performance of any of the covenants and agreements of this Lease, or to exercise any option herein conferred in any one or more instances, shall not be considered to be a waiver or relinquishment of such performance by Tenant or right of Landlord, and all covenants, agreements and options shall remain in full force and effect.

         13.2. Attorneys' Fees. All costs and expenses, including attorneys' fees in a reasonable amount, incurred by Landlord in enforcing the obligations of Tenant under this Lease shall be paid by Tenant upon demand.

         13.3. Designated Parties. Landlord may act in any matter provided for herein through Agent or any other person who shall from time to time be designated by Landlord by notice to Tenant. Tenant shall designate in writing a person to act on its behalf in any matter provided for herein and shall, by written notice, change such designation in the event such person is no longer authorized to act on its behalf. In the absence of such designation, the person or persons executing this Lease for Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

         13.4. Successors. All covenants, agreements, terms and conditions contained in this Lease shall apply to, be binding upon, and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. No rights, however, shall inure to the benefit of any assignee or sublessee of Tenant unless Landlord has given its consent to the assignment or sublease in accordance with Section 5.1.

         13.5. Relationship of Parties. Nothing contained in this Lease shall create any relationship between the Landlord and Tenant other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of Tenant's business, or a joint venturer or member of a joint or common enterprise with Tenant.

         13.6. Severability. If any clause or provision of this Lease is held to be illegal, invalid or unenforceable under present or future law effective during the Term of this Lease, the remainder of this Lease shall not be affected thereby. In lieu of such clause or provision which is held to be illegal, invalid or unenforceable there shall be added, as a part of this Lease, a clause or provision as similar in terms as possible which shall be legal, valid and enforceable.

         13.7. Gender. Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         13.8. Brokerage. Landlord and Tenant hereby acknowledge, represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are CB Commercial Real Estate Group and Grubb & Ellis, and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. The commission of CB Commercial Real Estate Group shall be paid by Landlord, and the commission of Grubb & Ellis shall be paid by Tenant, at such times and in such manner as has been agreed to in separate agreements between Landlord and CB Commercial Real Estate Group, and between Tenant and Grubb & Ellis. Nothing herein contained shall be construed to prevent either broker from sharing its leasing commission with a participating broker, by agreement.

         13.9. Corporate Authority. If Tenant is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in the District of Columbia, that it is in good standing in the District of Columbia and (if different) its state of incorporation. Tenant also warrants that the person or persons executing this Lease on behalf of Tenant have authority to do so and fully to obligate Tenant to all terms and provisions of this Lease. Tenant shall, upon request from the Landlord, furnish Landlord with appropriate certificates of good standing and with a certified copy of the resolution of the Board of Directors authorizing this Lease and granting authority to execute it to the person or persons who have executed it on Tenant's behalf.

         13.10. Common Areas. All lobbies, hallways, passageways, stairways, restrooms and elevators in the Building, driveways, entrances and exits to the Building, truckways, pedestrian sidewalks and ramps, landscaped areas and other areas and improvements located in or about the Building are provided for the general and nonexclusive use in common of Tenant, Landlord, all other tenants of the Building, and their Invitees. Such common areas shall at all times be subject to regulation and management by Landlord, and Tenant agrees to abide by any rules and regulations with respect thereto and to use its best efforts to cause its Invitees to do the same. Without limitation on Landlord's general right to promulgate any such rule and regulations, Landlord reserves the right to change the area, level, location and arrangement of the facilities referred to herein and to take such other actions as Landlord shall deem necessary or desirable with a view to the convenient use thereof by all tenants, their employees, guests and invitees. Landlord also reserves the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of lobbies, hallways, passageways, stairways, restrooms, entrances, exits and other common areas of the Building.

         13.11. Notices. All notices or other communications required or permitted hereunder shall be deemed to have been given if hand-delivered or if mailed in any United States Post Office by certified or registered mail, postage prepaid, addressed to Landlord or Tenant, respectively, at the addresses set forth in Section 1.1 or to such other addresses as the parties may designate in writing from time to time. Notices mailed shall be deemed given on the date of mailing.

         13.12. Captions and Summary. The captions for sections of this Lease and Lease Summary appearing at the front of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any part of this Lease.

         13.13. Survival. The provisions of this Lease, to the extent applicable, shall survive the expiration or termination of the Lease.

         13.14. Process. Tenant hereby elects domicile at the Premises for the purpose of receiving service of all notices, summons, or other legal documents or process, in any suit, actions, or proceeding which Landlord may undertake under this Lease.

         13.15. Force Majeure. In the event that either party shall be delayed or hindered in or prevented from performance of any act required hereunder by reasons of strikes, lockouts, labor troubles, inability to procure materials, failure of electricity, water, gas, oil or other utilities, restrictive governmental laws or regulations, riots, insurrection, war, act or omission of the other party, or other reason of like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 13.15 shall not operate to excuse Tenant from prompt payment of Basic Rent, Additional Rent or any other payments required by the terms of this Lease.

         13.16. Governing Law. This Lease shall be construed and governed by the laws of the District of Columbia.

         13.17. Counterparts. This Lease may be executed in multiple counterparts, all of which constitute one and the same Lease.

         13.18. Submission of Lease. The submission of this Lease to Tenant by Landlord or Agent does not constitute a reservation of or option for the Premises, and this Lease is not binding on Landlord until signed by an authorized officer of Landlord.

         13.19. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, promises or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force and effect. No change, amendment or modification of this Lease or waiver of a provision hereof shall be valid unless made in writing and signed by the party against whom such change, amendment, modification or waiver is sought to be enforced.

         13.20 Parking. Tenant may rent at least one parking space in the Building for each 1,500 square feet of rentable space within the Premises, at the rates charged by the parking garage operator, for use by Tenant. All charges for such parking spaces shall be paid directly by Tenant to the parking garage operator. Tenant acknowledges that the rates for parking may be changed from time to time by the parking garage operator, and that the spaces may or may not be offered on a reserved, unreserved, assigned, unassigned attendant-parked or self-parked basis, at the option of the parking garage operator.

         13.21. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH AGREES TO AND DOES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, ANY CLAIM OF INJURY OR DAMAGE, OR ANY STATUTORY REMEDY.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day first hereinabove written.

                                                LANDLORD:

WITNESS:                                        1331 F STREET, INC.


/s/  Stephanie Larson                               /s/  Keith Compton
_______________________                         By:______________________


                                                TENANT:

                                                WOODROAST SYSTEMS, INC.

/s/  Stephanie Larson                               /s/  Sheldon Jacobs
________________________                         By:______________________



                                    EXHIBIT B

                        CERTIFICATE OF LEASE COMMENCEMENT


                  Reference is made to a certain Agreement of Lease for certain premises in the Building at 1331 F Street, N.W., Washington, D.C. 20006, between 1331 F STREET, INC. ("Landlord"), and WOODROAST SYSTEMS, INC. ("Tenant"), dated ________________, 199_, (the "Lease"), to which this Certificate of Lease Commencement is attached. Definition of terms are as set forth in the Lease.

                  Landlord and Tenant hereby declare that (i) the Commencement Date is ______________, 199_, and the end of the Term of the Lease is _____________ , 20__, and (ii) as of the date of Tenant's acceptance of the Premises, Tenant claims no current right to set off any amount against any rent or other charge otherwise due Landlord under the Lease. Tenant's declaration does not extend to any defects in the Premises not readily ascertainable. The Premises have been delivered to Tenant in conformity with the Lease, except as may be identified with specificity as an attachment hereto. The items listed on such an attachment, if any, shall not substantially interfere with Tenant's occupancy or Tenant's ability to complete any improvements to the Premises.

                                                 LANDLORD:

WITNESS:                                         1331 F STREET, INC.


_______________________                          By:______________________


                                                 TENANT:

                                                 WOODROAST SYSTEMS, INC.


_______________________                          By:______________________



                                    EXHIBIT C

                              Rules and Regulations

                      1331 F Street, N.W., Washington, D.C.

The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and peaceable occupancy in the Building. Any violation of these rules and regulations by Tenant after notice from Landlord, shall be sufficient cause for termination of this Lease at the option of Landlord.

The Landlord may, upon request by any Tenant, waive the compliance by such Tenant with any of the foregoing rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any Tenant shall relieve any other Tenant from the obligation of complying with the foregoing rules and regulations unless such other Tenant has received a similar waiver in writing from Landlord.

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any Tenant shall not be obstructed or encumbered by any Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. If the Premises are situated on the ground floor of the Building, Tenant shall, at Tenant's own expense, keep the sidewalks and curb directly in front of said Premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Tenants, in such manner as Landlord deems best for the benefit of the Tenants generally. No Tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other Tenants of the entrances, corridors, elevators and other public portions of facilities of the Building.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord.

         3. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent and of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lighting.

         4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust vent without the prior written consent of the Landlord.

         5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         6. There shall be no marking, painting, drilling into or in any way defacing any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system that can be heard outside the Premises.

         7. No bicycles, vehicles or animals, birds or pets of any kind except guide dogs shall be brought into or kept in or about the Premises or the Building.

         8. No space in the Building shall be used for manufacturing, or for the sale of merchandise, goods or property of any kind at auction.

         9. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machines, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors or windows or down the corridors or stairs.

         10. Tenant shall not bring or permit to be brought or kept in or on the Premises any flammable, combustible or explosive fluid, materials, chemical or substance except standard cleaning fluid, standard equipment and materials (including magnetic tape) customarily used in conjunction with business machines and equipment of the type used from time to time by Tenant in reasonable quantities.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with keys shall be kept closed during business hours, except as they may be used for ingress or egress. Each Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, the Tenant, and in the event of the loss of any keys so furnished, the Tenant shall pay to the Landlord the cost thereof.

         12. All removals, or the carrying in or out of any safes, freight, furniture, equipment, merchandise, goods or bulky matter of any description must take place during the hours which the Landlord or its agent may determine from time to time through delivery entrances, elevators and passageways designated by Landlord. Tenant shall promptly remove from the public areas in or adjacent to the Building any of Tenant's property there delivered or deposited. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         13. Any person employed by any Tenant to do janitor work within the Premises must obtain Landlord's consent and such person shall, while in the Building and outside of said Premises, comply with all instructions issued by the Superintendent of the Building. No Tenant shall engage or pay any employees on the Premises, except those actually working for such Tenant on said premises.

         14. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         15. The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at his option, require all persons admitted to or leaving the Building between the hours of 6 P.M. and 8 A.M., Monday through Saturday, Sundays and legal holidays to register. Each Tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to the Landlord for all acts of such persons.

         16. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

         17. No Tenant shall occupy or permit any portion of the Premises to be used or occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of narcotics or dope in any form, or as a barber or manicure shop, or as an employment bureau, unless said Tenant's lease expressly grants permission to do so. No Tenant shall advertise for laborers giving an address at the Premises.

         18. No Tenant shall occupy or permit any portion of the Premises to be used or occupied for the manufacture or sale of liquor or other alcoholic beverages or for the commercial possession or storage thereof, except pursuant to a valid license.

         19. Each Tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights turned off.

         20. The requirements of Tenants will be attended to only upon application at the office of the Building. Employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

         21. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

         22. No plumbing or electrical fixtures shall be installed by any Tenant except pursuant to the Construction Plans or with Landlord's express consent.

         23. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         24. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

         25. Mats, trash or other objects shall not be placed in the public corridors.

         26. The Landlord does not maintain suite finishes which are nonstandard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, the Landlord will arrange for the work to be done at the Tenant's expense. Each tenant shall, at its expense, provide artificial light for the employees of Landlord while such employees are engaged in inspections or while such employees are making repairs or alterations in and to the Premises.

         27. Thin line horizontal venetian blinds either have or shall be installed by Landlord or Tenant pursuant to the other provisions of this Lease in the Premises, and such blinds shall be cleaned by Tenant at Tenant's expense as required to maintain an image consistent with a first-class building. If the Landlord has installed such blinds in the Premises, such blinds shall remain the property of the Landlord but may be used by Tenant during the term of this Lease.

         28. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from the Premises, and shall not permit the Premises to harbor roaches, ants, rodents or other vermin.

         29. The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any articles be placed on the windowsills.